EXHIBIT 99


                        VIRGINIA COMMERCE BANCORP, INC.


FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD FIRST QUARTER
                      EARNINGS AND CONTINUED STRONG GROWTH

                         YEAR-TO-DATE EARNINGS UP 27.6%
                             ASSETS INCREASED 32.7%

ARLINGTON, VA., MONDAY, APRIL 12, 2004--Virginia Commerce Bancorp, Inc. (Nasdaq:
VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record first quarter earnings of $3.1 million, an increase of 27.6% over 2003 first quarter earnings of $2.4 million. On a diluted per share basis, first quarter 2004 earnings were $.36 compared to $.29 for the first quarter of 2003, an increase of 24.1%. Return on average assets and return on average equity for the first quarter were 1.37% and 21.64% respectively, as compared to 1.41% and 22.04% for the same period last year.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the first quarter of $9.0 million was up 25.0%, compared with $7.2 million for the same quarter last year due to strong loan growth and despite a decrease in the net interest margin from 4.50% in the first quarter of 2003 to 4.23% for the current three month period. The current quarter's net interest margin, however, improved 2 basis points over the 4.21% for fourth quarter 2003. Non-interest income of $1.2 million represented a 30.6% decline over the prior year's first quarter level of $1.7 million, due to a 54.5% decrease in fees and net gains on mortgage loans held-for-sale as a result of lower refinancing activity. Non-interest expense of $5.0 million increased only 2.6% over the $4.9 million reported for the first quarter of 2003 as a result of lower levels of commissions paid due to the lower mortgage refinancing activity and continued strong expense controls. Overall, while non-interest income from mortgage lending activity declined, total revenue increased due to strong balance sheet growth and increases in non-interest expense were minimal. As a result, the Company's efficiency ratio improved to 49.3% during the first quarter 2004 as compared to 54.9% for the same period in 2003.

As noted, the Company continues to experience strong balance sheet growth with total assets increasing $235.5 million, or 32.7%, from $720.9 million as of March 31, 2003, to $956.4 million at March 31, 2004, and increasing $75.3 million, or 8.6%, from $881.1 million at December 31, 2003. Deposits grew similarly over the same period increasing $219.3 million, or 35.0%, from $625.9 million at March 31, 2003, to $845.2 million at March 31, 2004, and increasing $71.7 million, or 9.3%, from $773.5 million at December 31, 2003.

Over the past year, loans, net of allowance for loan losses and excluding mortgage loans held-for-sale, increased $174.7 million, or 31.9%, from $548.0 million at March 31, 2003, to $722.7 million at March 31, 2004. The majority of loan growth occurred in non-farm, non-residential real estate loans which increased $67.4 million, or 24.6%, from $274.4 million to $341.8 million. Real estate construction loans represented the second largest dollar increase rising $54.8 million, or 42.7%, from $128.4 million to $183.2 million. In addition to these increases in non-residential real estate and construction loans, the Company increased commercial loans by $24.4 million, or 48.0%, and increased one-to-four family residential loans, generally home equity lines of credit, by $24.6 million, or 35.0%. For the first quarter, loans increased $67.8 million, or 10.4%, from $654.9 million at December 31, 2003, to $722.7 million at March 31, 2004. During this period real estate construction loans increased $29.8 million, or 19.5%, non-farm non-residential real estate loans increased $16.2 million, or 5.0%, and commercial loans increased $14.1 million, or 23.1%. The growth in commercial loans over the past year and the current quarter is reflective of the hiring of new loan officers focused in this area.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, decreased $2.8 million, or 18.3%, from $15.2 million at March 31, 2003, to $12.4 million at March 31, 2004, and increased by $8.9 million during the three months ended March 31, 2004, from $3.5 million at December 31, 2003. Originations were down $38.2 million, or 54.7%, from $69.8 million during the three months ended March 31, 2003, to $31.6 million during the current three-month period. Refinancing represented $55.1 million and $15.5 million of total originations for the three-month periods ended March 31, 2003, and 2004, respectively.

With the increase in loans slightly trailing deposit growth over the past twelve months, investment securities increased $39.8 million, or 40.8%, from $97.5 million at March 31, 2003, to $137.3 million at March 31, 2004. However, for the current quarter, investment securities declined $11.9 million from $149.2 million at December 31, 2003, to $137.3 million at March 31, 2004, as several calls on short-term agency securities were not replaced. Growth in investment securities over the past year was concentrated in U.S. Government Agency obligations.

Since March 31, 2003, deposit growth has occurred in all categories with demand deposits increasing $22.3 million, or 20.5%, from $108.7 million at March 31, 2003, to $131.0 million at March 31, 2004, savings and interest-bearing demand deposits increasing $121.1 million, or 55.3%, from $219.1 million to $340.2 million and time deposits growing $75.9 million, or 25.5%, from $298.1 million to $374.0 million. For the three months ended March 31, 2004, demand deposits rose $11.2 million from $119.8 million at December 31, 2003, savings and interest-bearing demand deposits were mostly unchanged, while time deposits increased $60.4 million. The growth in time deposits during this three-month period was due to the promotion of thirteen and twenty-six month time deposits in order to fund an exceptionally high level of loans during the quarter.

Stockholders' equity increased $13.2 million, or 28.6%, from $46.0 million at March 31, 2003, to $59.2 million at March 31, 2004, on earnings over the last four quarters of $12.2 million and $1.0 million in proceeds and tax benefits received from the exercise of stock options and warrants by Company directors and officers. For the three months ended March 31, 2004, stockholders' equity increased $4.1 million, or 7.4%, with $3.1 million in earnings, $524 thousand in proceeds and tax benefits received from the exercise of stock options and warrants by Company directors and officers and an increase of $483 thousand in other comprehensive income, net of tax.

Asset quality remains strong with non-performing assets and past due loans to total assets of 0.14% as of March 31, 2004, compared to 0.18% at March 31, 2003, and 0.16 % at December 31, 2003. For the three months ended March 31, 2004, the Company recorded a net recovery of $4 thousand compared to a net charge-off $6 thousand for the same period in 2003.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through thirteen branch offices, two residential mortgage offices and one investment services office principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principals generally accepted in the United States, or "GAAP".

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                Three Months Ended March 31,
                                          -------------------------------------
                                              2004          2003       % CHANGE
                                          ------------ ------------    --------
SUMMARY OPERATING RESULTS:
  Interest and dividend income            $   12,533    $   10,588       18.4%
  Interest expense                             3,534         3,387        4.3%
    Net interest and dividend income           8,999         7,201       25.0%
  Provision for loan losses                      487           356       36.8%
  Non-interest income                          1,209         1,743      -30.6%
  Non-interest expense                         5,047         4,918        2.6%
    Income before income taxes                 4,674         3,670       27.4%
  Net income                              $    3,086    $    2,418       27.6%

PERFORMANCE RATIOS:
  Return on average assets                      1.37%         1.41%
  Return on average equity                     21.64%        22.04%
  Net interest margin                           4.23%         4.50%
  Efficiency ratio(1)                          49.33%        54.85%

PER SHARE DATA:(2)
  Net income-basic                        $     0.39    $     0.32       21.9%
  Net income-diluted                      $     0.36    $     0.29       24.1%
  Average number of shares outstanding:
    Basic                                  7,930,650     7,686,528
    Diluted                                8,644,506     8,354,072

                                                      As of March 31,
                                          -------------------------------------
                                              2004          2003       % CHANGE
                                          ------------ ------------    --------
SELECTED BALANCE SHEET DATA:
Loans, net                                  $722,739      $547,996       31.9%
Investment securities                        137,253        97,524       40.7%
Assets                                       956,443       720,902       32.7%
Deposits                                     845,198       625,891       35.0%
Stockholders' equity                          59,185        46,027       28.6%
Book value per share (2)                    $   7.46      $   5.92       26.0%

                                                                           As of March 31,
                                                              -----------------------------------------
                                                                 2004          2003           % CHANGE
                                                              ---------      ---------          -------
CAPITAL RATIOS (% of risk weighted assets):
    Tier 1 capital:
      Company                                                      9.59%        10.23%
      Bank                                                         7.18%         7.26%
    Total  qualifying capital:
      Company                                                     10.58%        11.76%
      Bank                                                        10.43%        11.36%

ASSET QUALITY:
  Non-performing assets:
    Impaired loans                                            $     391     $     141           177.3%
    Non-accrual loans                                                46         1,121           -95.9%
    Loans 90+ days past due and still accruing                       --             1          -100.0%
    Troubled debt restructurings                                    875            --             N/A
                                                              ---------     ---------
      Total non-performing assets, past due loans and
           troubled debt restructurings                       $   1,312     $   1,263             3.9%
                              to total loans:                      0.18%         0.23%
                              to total assets:                     0.14%         0.18%
    Allowance for loan losses to total loans                       1.08%         1.13%
    Net charge-offs (recoveries)                              $      (4)    $       6
    Net charge-offs to average loans outstanding                  0.00%         0.001%

LOAN PORTFOLIO: (3)
  Commercial                                                  $  75,308     $  50,873            48.0%
  Real estate-one to four family residential                     95,033        70,378            35.0%
  Real estate-multifamily residential                            32,752        26,077            25.6%
  Real estate-nonfarm, nonresidential                           341,839       274,355            24.6%
  Real estate-construction                                      183,243       128,439            42.7%
  Consumer                                                        5,833         6,371            -8.4%
                                                              ---------     ---------          -------
    Total loans                                               $ 734,008     $ 556,493            31.9%
  Less unearned income                                            3,321         2,223            49.4%
  Less allowance for loan losses                                  7,948         6,274            26.7%
                                                              ---------     ---------          -------
    Loans, net                                                $ 722,739     $ 547,996            31.9%

INVESTMENT SECURITIES (AT BOOK VALUE):
  Available-for-sale:
    U.S. Government Agency obligations                        $  81,843     $  70,793            15.6%
    Domestic corporate debt obligations                           6,017         3,980            51.2%
    Obligations of states and political subdivisions              1,350         1,244             8.5%
    Restricted stock:
      Federal Reserve Bank                                          782           722             8.3%
      Federal Home Loan Bank                                      1,598         1,355            17.9%
      Community Bankers' Bank                                        55            55              .0%
                                                              ---------     ---------          -------
                                                              $  91,645     $  78,149            17.3%
  Held-to-maturity:
    U.S. Government Agency obligations                        $  37,577     $  12,357           204.1%
    Obligations of states and political subdivisions              7,542         6,534            15.4%
    Domestic corporate debt obligations                             489           484             1.0%
                                                              ---------     ---------          -------
                                                              $  45,608     $  19,375           135.4%

-------------------
(1) Computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 35% rate and non-interest income.

(2) 2003 information has been adjusted to give effect to a two for one stock split in the form of a 100% stock dividend in May 2003.

(3)  Excludes loans held-for-sale

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                                 As of March 31,
                                   (Unaudited)
                                                               2004      2003
                                                            --------   --------
ASSETS
Cash and due from banks                                     $ 20,641   $ 20,931
Securities (fair value: 2004, $138,438; 2003, $98,020)       137,253     97,524
Federal funds sold                                            44,187     27,070
Loans held-for-sale                                           12,453     15,239
Loans, net of allowance for loan losses of $7,948
  in 2004 and $6,274 in 2003                                 722,739    547,996
Bank premises and equipment, net                               6,264      6,515
Accrued interest receivable                                    3,059      2,593
Other assets                                                   9,847      3,034
                                                            --------   --------
   Total assets                                             $956,443   $720,902
                                                            ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS
   Demand deposits                                          $131,027   $108,674
   Savings and interest-bearing demand deposits              340,168    219,068
   Time deposits                                             374,003    298,149
                                                            --------   --------
   Total deposits                                           $845,198   $625,891
Securities sold under agreement to repurchase
 and federal funds purchased                                  30,574     28,529
Other borrowed funds                                              --        400
Trust preferred capital notes                                 18,000     18,000
Accrued interest payable                                       1,293      1,366
Other liabilities                                              2,193        689
Commitments and contingent liabilities                            --         --
                                                            --------   --------
   Total liabilities                                        $897,258   $674,875
                                                            ========   ========
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares
  authorized and unissued                                   $     --   $     --
Common stock, $1.00 par, 20,000,000 shares
  authorized, issued and  outstanding
  2004, 7,932,285; 2003, 3,891,833                             7,932      3,892
Surplus                                                       18,344     21,393
Retained earnings                                             32,439     20,225
Accumulated other comprehensive income, net                      470        517
                                                            --------   --------
   Total stockholders' equity                               $ 59,185   $ 46,027
   Total liabilities and stockholders' equity               $956,443   $720,902
                                                            ========   ========

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands except per share data)
                          Three Months Ended March 31,
                                   (Unaudited)

                                                                 2004     2003
                                                                 ----     ----
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                 $11,130   $ 9,692
    Interest and dividends on investment securities:
        Taxable                                                  1,259       716
        Tax-exempt                                                  73        67
        Dividends                                                   24        24
    Interest on federal funds sold                                  47        89
                                                               -------   -------
    Total interest and dividend income                         $12,533   $10,588
                                                               -------   -------
INTEREST EXPENSE:
     Deposits                                                  $ 3,292   $ 3,140
     Securities sold under agreement to repurchase and
       federal funds purchased                                      31        28
     Other borrowed funds                                            4         6
     Trust preferred capital notes                                 207       213
                                                               -------   -------
     Total interest expense                                    $ 3,534   $ 3,387
                                                               -------   -------
NET INTEREST INCOME:                                           $ 8,999   $ 7,201
   Provision for loan losses                                       487       356
                                                               -------   -------
   Net interest income after provision for loan losses         $ 8,512   $ 6,845
                                                               -------   -------
NON-INTEREST INCOME:
     Service charges and other fees                            $   447   $   418
     Non-deposit investment services commissions                    82         2
     Fees and net gains on loans held-for-sale                     591     1,299
     Other                                                          89        24
                                                               -------   -------
     Total non-interest income                                 $ 1,209   $ 1,743
                                                               -------   -------
NON-INTEREST EXPENSE:
     Salaries and employee benefits                            $ 2,848   $ 2,998
     Occupancy expense                                             781       785
     Data processing                                               313       284
     Other operating expense                                     1,105       851
                                                               -------   -------
     Total non-interest expense                                $ 5,047   $ 4,918
                                                               -------   -------
     Income before taxes on income                             $ 4,674   $ 3,670
     Provision for income taxes                                  1,588     1,252
                                                               -------   -------
NET INCOME                                                     $ 3,086   $ 2,418
                                                               =======   =======
     Earnings per common share, basic                          $  0.39   $  0.32
     Earnings per common share, diluted                        $  0.36   $  0.29

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                          Three Months Ended March 31,
                                   (Unaudited)

                                                           2004                                        2003
                                             ----------------------------------          -------------------------------
(Dollars in thousands)                                    Interest      Average                       Interest
                                             Average       Income-       Yields          Average       Income-    Average
                                             Balance       Expense       /Rates          Balance       Expense    /Rates
                                             ----------------------------------          -------------------------------
ASSETS
Securities (1)                               $ 140,599     $  1,356       3.92%        $  74,258       $    807    4.46%
Loans, net of unearned income (2)              695,931       11,130       6.33%          546,097          9,692    7.10%
Federal funds sold                              19,950           47       0.94%           30,831             89    1.15%
                                             ---------     --------       -----        ---------       ---------   ------
TOTAL INTEREST-EARNING ASSETS                $ 856,480     $ 12,533       5.88%        $ 651,186       $ 10,588    6.61%
Other assets                                    44,009                                    33,500
                                             ---------                                 ---------
TOTAL ASSETS                                 $ 900,489                                 $ 684,686
                                             ---------                                 ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 206,254     $    687       1.34%        $ 117,276       $    495    1.71%
  Money market accounts                        110,851          384       1.39%           69,511            322    1.88%
  Savings accounts                              19,043           26       0.54%           19,249             49    1.02%
  Time deposits                                328,683        2,195       2.68%          283,074          2,274    3.26%
                                             ---------     --------       -----        ---------       ---------   ------
Total interest-bearing deposits              $ 664,831     $  3,292       1.99%        $ 489,110       $  3,140    2.60%
Securities sold under agreement to
  repurchase and federal funds purchased        31,172           31       0.41%           29,509             28    0.38%
Other borrowed funds                             1,235            4       1.23%              400              6    5.93%
Trust preferred capital notes                   18,000          207       4.55%           18,000            213    4.74%
                                            ----------     --------       -----        ---------       ---------   ------
TOTAL INTEREST-BEARING LIABILITIES           $ 715,238     $  3,534       1.98%        $ 537,019       $  3,387    2.56%
Demand deposits and other liabilities          128,046                                   103,790
                                            ----------                                 ---------
TOTAL LIABILITIES                            $ 843,284                                 $ 640,809
Stockholders' equity                            57,205                                    43,877
                                            ----------                                 ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 900,489                                 $ 684,686
                                            ----------                                 ---------
Interest rate spread                                                      3.90%                                    4.05%
Net interest income and margin                             $  8,999       4.23%                        $  7,201    4.50%

----------------
(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $513 thousand and $383 thousand for the three months ended March 31, 2004 and 2003, respectively.